EXHIBIT (a)(5)(v)

EXHIBIT (a)(5)(v)

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Schedule TO Issuer Tender Offer Statement to Registration Statement No. 333-52372 of our reports dated October 22, 2001 for Merrill Lynch Senior Floating Rate Fund II, Inc. (the “Fund”) and for Master Senior Floating Rate Trust both appearing in the August 31, 2001 Annual Report of the Fund and our report dated October 17, 2000 for the Fund appearing in the August 31, 2000 Annual Report of the Fund.

/s/ Deloitte & Touche LLP

New York, New York July 23, 2002